Exhibit 99.4

BlackRock Completes Acquisition of Tennenbaum Capital Partners, LLC

Karyn L. Williams Named Independent Director of BlackRock TCP Capital Corp.

SANTA MONICA, Calif. – August 1, 2018 – BlackRock TCP Capital Corp. (NASDAQ: TCPC) (the “Company”) announced today that BlackRock, Inc. (NYSE: BLK) (“BlackRock”) has completed the acquisition of Tennenbaum Capital Partners, LLC (“TCP”), advisor to BlackRock TCP Capital Corp. In connection with the transaction, the Company’s name was changed from TCP Capital Corp. to BlackRock TCP Capital Corp.

The combination with BlackRock couples TCP’s longstanding experience and strong track record in private credit origination and underwriting with BlackRock’s credit expertise, brand, and global scope, providing the Company with access to greater resources to provide a more complete solution to middle market companies. The Company’s shareholders will benefit from enhanced scale, a broader origination network, and a premium and expanded set of private credit capabilities.

BlackRock TCP Capital Corp. also announced today that Karyn L. Williams has been appointed to its board of directors as an independent director. Ms. Williams will serve on the Audit Committee, the Governance and Compensation Committee, and the Joint Transactions Committee.

“We are pleased to welcome Karyn to our board of directors,” said Howard Levkowitz, Chairman and CEO of BlackRock TCP Capital Corp. “Karyn has established an impressive track record and we look forward to leveraging her deep experience to advance our long-standing commitment to delivering superior risk adjusted returns to our shareholders.”

Ms. Williams is the Founder of Hightree Group, an independent advisory business in the institutional investor market that is focused on providing clients with straightforward, cost-effective, and unconflicted advice on governance and policy. Previously, she was Head of Client Solutions at Two Sigma Advisors. Prior to Two Sigma, Ms. Williams was Chief Investment Officer and a member of the senior leadership team of Farmers Group, Inc. Before Farmers, Ms. Williams was a senior consultant at Wilshire Consulting, where she created a risk management advisory practice, following several years of experience developing and implementing risk policy and systems for institutional investors. She is a graduate of Arizona State University where she earned a B.S. in Economics and a Ph.D. in Finance.

ABOUT BLACKROCK TCP CAPITAL CORP.:

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the Company carefully before investing. This information and other information about the Company are available in the Company’s filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC’s website at www.sec.gov and the Company’s website at http://www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the Company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the Company’s shelf registration statement declared effective on June 15, 2018, and the Company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the Company’s website at http://www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT:

BlackRock TCP Capital Corp.
Katie McGlynn
310-566-1094
investor.relations@tcpcapital.com